This document was prepared by,
and after recording, return to:

William A. Walker, Esq.
Nisen & Elliott, LLC
200 West Adams Street, Suite 2500
Chicago, Illinois 60606

Permanent Tax Index Number:

13-21-400-014	This space reserved for Recorders use only.

Property Address:

22160 North Pepper Road
Barrington, Illinois 60010

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING dated as of February 1, 2006 (the “Mortgage”), is executed by CTI Industries Corporation, an Illinois corporation, 22160 North Pepper Road, Barrington, Illinois 60010 (the “Mortgagor”), to and for the benefit of CHARTER ONE BANK, N.A., a national banking association, its successors and assigns 71 South Wacker Drive, Suite 2900, Chicago, Illinois 60606 (the “Lender”).

RECITALS:

A.  In addition to other loans, the Lender has agreed to loan to the Mortgagor the principal amount of Two Million Eight Hundred and No/100 Dollars ($2,800,000.00) (the “Loan”). The Loan shall be evidenced by that certain Mortgage Note of even date herewith (as amended, restated or replaced from time to time, the “Note”), executed by the Mortgagor and made payable to the order of the Lender in the original principal amount of the Loan and due on January 31, 2011 (the “Maturity Date”), except as may be accelerated pursuant to the terms hereof, of the Note or of any other document or instrument now or hereafter given to evidence or secure the payment of the Note or delivered to induce the Lender to disburse the proceeds of the Loan (the Note, together with such other documents, as amended, restated or replaced from time to time, being collectively referred to herein as the “Loan Documents”).

B.  A condition precedent to the Lender’s extension of the Loan (and other loans) to the Mortgagor is the execution and delivery by the Mortgagor of this Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:

A G R E E M E N T S:

The Mortgagor hereby mortgages, grants, assigns, remises, releases, warrants and conveys to the Lender, its successors and assigns, and grants a security interest in, the following described property, rights and interests (referred to collectively herein as the “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

(a)  The real estate located in the County of Lake, State of Illinois and legally described on Exhibit “A” attached hereto and made a part hereof (the “Real Estate”);

(b)  All improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by the Mortgagor or on its behalf (the “Improvements”);

(c)  All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to the same;

(d)  All rents, revenues, issues, profits, proceeds, income, royalties, Letter of Credit Rights (as defined in the Uniform Commercial Code of the State of Illinois (the “Code”) in effect from time to time), escrows, security deposits, impounds, reserves, tax refunds and other rights to monies from the Premises and/or the businesses and operations conducted by the Mortgagor thereon, to be applied against the Indebtedness (as hereinafter defined); provided, however, that the Mortgagor, so long as no Event of Default (as hereinafter defined) has occurred hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

(e)  All interest of the Mortgagor in all leases now or hereafter on the Premises, whether written or oral (each, a “Lease”, and collectively, the “Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to the Mortgagor to collect the rentals under any such Lease;

(f)  All fixtures and articles of personal property now or hereafter owned by the Mortgagor and forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Premises, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by the Mortgagor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness; notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute Goods (as defined in the Code), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in the Lender, as a Secured Party, and the Mortgagor, as Debtor, all in accordance with the Code;

(g)  All of the Mortgagor’s interests in General Intangibles, including Payment Intangibles and Software (each as defined in the Code) now owned or hereafter acquired and related to the Premises, including, without limitation, all of the Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which the Mortgagor is or may become a party and which relate to the Premises; (ii) all obligations and indebtedness owed to the Mortgagor thereunder; (iii) all intellectual property related to the Premises; and (iv) all choses in action and causes of action relating to the Premises;

(h)  All of the Mortgagor’s accounts now owned or hereafter created or acquired as relate to the Premises and/or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by the Mortgagor: (i) Accounts (as defined in the Code), contract rights book debts, notes, drafts, and other obligations or indebtedness owing to the Mortgagor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Mortgagor’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Mortgagor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due or to become due to the Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Mortgagor); (v) Securities, Investment Property, Financial Assets and Securities Entitlements (each as defined in the Code); (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (vii) all warranties, guarantees, permits and licenses in favor of the Mortgagor with respect to the Premises; and

(i)  All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.

TO HAVE AND TO HOLD the Premises, unto the Lender, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default; the Mortgagor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Illinois.

FOR THE PURPOSE OF SECURING: (i) the payment of the Loan and all interest, late charges, interest rate swap or hedge expenses (if any), reimbursement obligations, fees and expenses for letters of credit issued by the Lender for the benefit of the Mortgagor, if any, and other indebtedness evidenced by or owing under the Note, any of the other Loan Documents, and any application for letters of credit and master letter of credit agreement, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the other obligations and liabilities of the Mortgagor to the Lender under and pursuant to the Loan and Security Agreement dated of even date herewith, as amended, and the Revolving Note in the maximum principal amount of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00) and Term Note in the original principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) executed in connection therewith and other documents related thereto (collectively the “Additional Loan Documents”); (iii) the obligations and liabilities of the Mortgagor to the Lender under and pursuant to interest rate, currency or commodity swap agreement, cap agreement or collar agreement, executed by and between the Mortgagor and the Lender from time to time (collectively, “Interest Rate Agreements”), (iv) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Mortgagor or any other obligor to or benefiting the Lender which are evidenced or secured by or otherwise provided in the Note, this Mortgage, any of the other Loan Documents or any of the Additional Loan Documents; and (v) the reimbursement to the Lender of any and all sums incurred, expended or advanced by the Lender pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage, any of the other Loan Documents, any of the Additional Loan Documents, any Interest Rate Agreements or any application for letters of credit and master letter of credit agreement, with interest thereon as provided herein or therein (collectively, the “Indebtedness”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1.  Title.

The Mortgagor represents, warrants and covenants that (a) the Mortgagor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of the Lender and as otherwise described on Exhibit “B” attached hereto and made a part hereof (the “Permitted Exceptions”); and (b) the Mortgagor has legal power and authority to mortgage and convey the Premises.

2.  Maintenance, Repair, Restoration, Prior Liens, Parking.

The Mortgagor covenants that, so long as any portion of the Indebtedness remains unpaid, the Mortgagor will:

(a)  promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;

(b)  keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 28 hereof);

(c)  pay when due the Indebtedness in accordance with the terms of the Note, the other Loan Documents and the Additional Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by the Mortgagor under the Note, this Mortgage, the other Loan Documents and the Additional Loan Documents;

(d)  pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to the Lender (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 28 hereof);

(e)  complete within a reasonable time any Improvements now or at any time in the process of erection upon the Premises;

(f)  comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

(g)  obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage;

(h)  make no material alterations in the Premises or demolish any portion of the Premises without the Lender’s prior written consent, except as required by law or municipal ordinance;

(i)  suffer or permit no change in the use or general nature of the occupancy of the Premises, without the Lender’s prior written consent;

(j)  pay when due all operating costs of the Premises;

(k)  not initiate or acquiesce in any zoning reclassification with respect to the Premises, without the Lender’s prior written consent;

(l)  provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

(m)  shall comply, and shall cause the Premises at all times to be operated in compliance, with all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations, including, without limitation, Mortgagor shall (i) ensure, and cause each of its subsidiaries to ensure, that no person who owns twenty percent (20.00%) or more of the equity interests in the Mortgagor, or otherwise controls the Mortgagor or any of its subsidiaries is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause each of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

3.  Payment of Taxes and Assessments.

The Mortgagor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against the Mortgagor, if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to the Mortgagor’s right to contest the same, as provided by the terms hereof; and the Mortgagor will, upon written request, furnish to the Lender duplicate receipts therefor within ten (10) days after the Lender’s request.

4.  Tax Deposits.

At the Lender’s option, following an Event of Default, the Mortgagor shall deposit with the Lender, on the first day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of one hundred five percent (105.00%) of the most recent ascertainable annual Taxes on the Premises. If requested by the Lender, the Mortgagor shall also deposit with the Lender an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual Taxes for the current calendar year become due, shall be sufficient to pay in full such installment of annual Taxes, as estimated by the Lender. Such deposits are to be held without any allowance of interest and are to be used for the payment of Taxes next due and payable when they become due. So long as no Event of Default shall exist, the Lender shall, at its option, pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor from the Mortgagor) or shall release sufficient funds to the Mortgagor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, the Mortgagor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of the Lender. The Lender, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

5.  Lender’s Interest In and Use of Deposits.

Upon an Event of Default, the Lender may, at its option, apply any monies at the time on deposit pursuant to Section 4 hereof to cure an Event of Default or to pay any of the Indebtedness in such order and manner as the Lender may elect. If such deposits are used to cure an Event of Default or pay any of the Indebtedness, the Mortgagor shall immediately, upon demand by the Lender, deposit with the Lender an amount equal to the amount expended by the Mortgagor from the deposits. When the Indebtedness has been fully paid, any remaining deposits shall be returned to the Mortgagor. Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of the Mortgagor. The Lender shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless the Mortgagor, prior to an Event of Default, shall have requested the Lender in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. The Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

6.  Insurance.

(a)  The Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by the Lender, in accordance with the terms, coverages and provisions described on Exhibit “C” attached hereto and made a part hereof, and such other insurance as the Lender may from time to time reasonably require. Unless the Mortgagor provides the Lender evidence of the insurance coverages required hereunder, the Lender may purchase insurance at the Mortgagor’s expense to cover the Lender’s interest in the Premises. The insurance may, but need not, protect the Mortgagor’s interest. The coverages that the Lender purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Premises. The Mortgagor may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that the Mortgagor has obtained insurance as required by this Mortgage. If the Lender purchases insurance for the Premises, the Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which the Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance the Mortgagor may be able to obtain on its own.

(b)  The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Lender is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Lender and such separate insurance is otherwise acceptable to the Lender.

(c)  In the event of loss, the Mortgagor shall give prompt notice thereof to the Lender, who, if such loss exceeds the lesser of ten percent (10.00%) of the Indebtedness or One Hundred Thousand Dollars ($100,000) (the “Threshold”), shall have the sole and absolute right to make proof of loss. If such loss exceeds the Threshold or if such loss is equal to or less than the Threshold and the conditions set forth in clauses (i), (ii) and (iii) of the immediately succeeding subsection are not satisfied, then the Lender, solely and directly shall receive such payment for loss from each insurance company concerned. If and only if (i) such loss is equal to or less than the Threshold, (ii) no Event of Default or event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists, (iii) the Lender determines that the work required to complete the repair or restoration of the Premises necessitated by such loss can be completed no later than six (6) months prior to the Maturity Date, and (iv) the total of the insurance proceeds and such additional amounts placed on deposit with the Lender by the Mortgagor for the specific purpose of rebuilding or restoring the Improvements equals or exceeds, in the sole and absolute discretion of the Lender, the reasonable costs of such rebuilding or restoration, then the Lender shall endorse to the Mortgagor any such payment and the Mortgagor may collect such payment directly. The Lender shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by the Lender pursuant to the terms of this section, after the payment of all of the Lender’s expenses, either (i) on account of the Indebtedness, irrespective of whether such principal balance is then due and payable, whereupon the Lender may declare the whole of the balance of Indebtedness plus any Make Whole Costs (as defined in the Note) to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in subsection (d) below; provided, however, that the Lender hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subsection (d) below, if (i)  the Lender has received satisfactory evidence that such restoration or repair shall be completed no later than the date that is six (6) months prior to the Maturity Date, and (ii) no Event of Default, then exists. If insurance proceeds are made available to the Mortgagor by the Lender as hereinafter provided, the Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. Any insurance proceeds applied on account of the unpaid principal balance of the Note shall be subject to the Make Whole Costs described in the Note. In the event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

(d)  If insurance proceeds are made available by the Lender to the Mortgagor, the Mortgagor shall comply with the following conditions:

(i)  Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Premises, whether by fire or other casualty, the Mortgagor shall obtain from the Lender its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding, which approval shall not be unreasonably withheld or delayed.

(ii)  Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Premises to the extent permitted in subsection (c) above (which payment or application may be made, at the Lender’s option, through an escrow, the terms and conditions of which are satisfactory to the Lender and the cost of which is to be borne by the Mortgagor), the Lender shall be satisfied as to the following:

(A)  no Event of Default has occurred;

(B)  either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, the Mortgagor has deposited with the Lender such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and

(C)  prior to each disbursement of any such proceeds, the Lender shall be furnished with a statement of the Lender’s architect (the cost of which shall be borne by the Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by the Lender and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and the Lender shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

(iii)  If the Mortgagor shall fail to restore, repair or rebuild the Improvements within a time reasonably deemed satisfactory by the Lender, then the Lender, at its option, may (A) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of the Mortgagor, or (B) declare an Event of Default. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the Indebtedness irrespective of whether such Indebtedness is then due and payable without payment of any premium or penalty.

7.  Condemnation.

If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to the Lender, who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Lender. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking the Lender may declare the whole of the balance of the Indebtedness plus any Make Whole Costs to be due and payable. Notwithstanding the provisions of this section to the contrary, if any condemnation or taking of less than the entire Premises occurs and provided that no Event of Default then exists, and if such partial condemnation, in the reasonable discretion of the Lender, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by the Mortgagor, and the Lender hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

8.  Stamp Tax.

If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over the Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note, any of the other Loan Documents, or any of the Additional Loan Documents, the Mortgagor shall pay such tax in the manner required by any such law. The Mortgagor further agrees to reimburse the Lender for any sums which the Lender may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, the Mortgagor shall not be required to pay any income or franchise taxes of the Lender.

9.   Intentionally Omitted.

10.  Effect of Extensions of Time and Other Changes.

If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in the Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by the Lender, notwithstanding such extension, variation, release or change.

11.  Effect of Changes in Laws Regarding Taxation.

If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or (b) the imposition upon the Lender of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by the Mortgagor, or (c) a change in the method of taxation of mortgages or debts secured by mortgages or the Lender’s interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the Indebtedness or the holders thereof, then the Mortgagor, upon demand by the Lender, shall pay such Taxes or charges, or reimburse the Lender therefor; provided, however, that the Mortgagor shall not be deemed to be required to pay any income or franchise taxes of the Lender. Notwithstanding the foregoing, if in the opinion of counsel for the Lender it is or may be unlawful to require the Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Lender may declare all of the Indebtedness to be immediately due and payable.

12.  Lender’s Performance of Defaulted Acts and Expenses Incurred by Lender.

If an Event of Default has occurred, the Lender may, but need not, make any payment or perform any act herein required of the Mortgagor in any form and manner deemed expedient by the Lender, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of the Mortgagor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by the Lender in regard to any tax referred to in Section 8 above or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate (as defined in the Note). In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by the Lender in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of the Lender’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents, any of the Additional Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e)  preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents, any of the Additional Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate. The interest accruing under this section shall be immediately due and payable by the Mortgagor to the Lender, and shall be additional Indebtedness evidenced by the Note and secured by this Mortgage. The Lender’s failure to act shall never be considered as a waiver of any right accruing to the Lender on account of any Event of Default. Should any amount paid out or advanced by the Lender hereunder, or pursuant to any agreement executed by the Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then the Lender shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13.  Security Agreement.

The Mortgagor and the Lender agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of the Mortgagor or held by the Lender (whether deposited by or on behalf of the Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Mortgage, which personal property may not be deemed to be affixed to the Premises or may not constitute a “Fixture” (within the meaning of Section 9-102(41) of the Code and which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “Supporting Obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Lender, and the Collateral and all of the Mortgagor’s right, title and interest therein are hereby assigned to the Lender, all to secure payment of the Indebtedness. All of the provisions contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this section shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

(a)  The Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting the Lender and no other party, and liens and encumbrances, if any, expressly permitted by the Loan Documents or the Additional Loan Documents.

(b)  The Collateral is to be used by the Mortgagor solely for business purposes.

(c)  The Collateral will be kept at the Real Estate and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of the Lender (being the Secured Party as that term is used in the Code). The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

(d)  The only persons having any interest in the Premises are the Mortgagor, the Lender and holders of interests, if any, expressly permitted hereby.

(e)  No Financing Statement (other than Financing Statements showing the Lender as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and the Mortgagor, at its own cost and expense, upon demand, will furnish to the Lender such further information and will execute and deliver to the Lender such financing statements and other documents in form satisfactory to the Lender and will do all such acts as the Lender may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting the Lender and no other party, and liens and encumbrances (if any) expressly permitted hereby; and the Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by the Lender to be desirable. The Mortgagor hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor that (i) indicate the Collateral (A) is comprised of all assets of the Mortgagor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Mortgagor is an organization, the type of organization and any organizational identification number issued to the Mortgagor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Mortgagor agrees to furnish any such information to the Lender promptly upon request. The Mortgagor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Mortgage. In addition, the Mortgagor shall make appropriate entries on its books and records disclosing the Lender’s security interests in the Collateral.

(f)  Upon an Event of Default hereunder, the Lender shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as the Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and the Lender shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to the Mortgagor’s right of redemption in satisfaction of the Mortgagor’s obligations, as provided in the Code. The Lender may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. The Lender may require the Mortgagor to assemble the Collateral and make it available to the Lender for its possession at a place to be designated by the Lender which is reasonably convenient to both parties. The Lender will give the Mortgagor at least ten (10) days notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of the Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition. The Lender may buy at any public sale. The Lender may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Premises. If the Lender so elects, the Premises and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by the Lender, shall be applied against the Indebtedness in such order or manner as the Lender shall select. The Lender will account to the Mortgagor for any surplus realized on such disposition.

(g)  The terms and provisions contained in this section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

(h)  This Mortgage is intended to be a financing statement within the purview of Section 9-502(b) of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of the Mortgagor (Debtor) and the Lender (Secured Party) are herein set forth. This Mortgage is to be filed for recording with the Recorder of Deeds of the county or counties where the Premises are located. The Mortgagor is the record owner of the Premises.

(i)  To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between the Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of the Mortgagor, as lessor thereunder.

(j)  The Mortgagor represents and warrants that: (i) the Mortgagor is the record owner of the Premises; (ii) the Mortgagor’s chief executive office is located in the State of Illinois; (iii) the Mortgagor’s state of incorporation is the State of Illinois; and (iv) the Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage.

(k)  The Mortgagor hereby agrees that: (i) where Collateral is in possession of a third party, the Mortgagor will join with the Lender in notifying the third party of the Lender’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Lender; (ii) the Mortgagor will cooperate with the Lender in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and (iii) until the Indebtedness is paid in full, Mortgagor will not change the state where it is located or change its name or form of organization without giving the Lender at least thirty (30) days prior written notice in each instance.

14.  Restrictions on Transfer.

(a)  The Mortgagor, without the prior written consent of the Lender, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:

(i)  The Premises or any part thereof or interest therein, excepting only sales or other dispositions of Collateral (“Obsolete Collateral”) no longer useful in connection with the operation of the Premises, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral;

(ii)  The majority of the shares of capital stock of a corporate Mortgagor, a corporation which is a general partner or managing member/manager in a partnership or limited liability company Mortgagor, or a corporation which is the owner of substantially all of the capital stock of any corporation described in this subsection (other than the shares of capital stock of a corporate trustee or a corporation whose stock is publicly traded on a national securities exchange or on the National Association of Securities Dealers’ Automated Quotation System);

(iii)  All or any substantial part of the operating assets of the Mortgagor outside of the ordinary course of business; or

(iv)  If there shall be any change in control (by way of transfers of stock, partnership or member interests or otherwise) in any partner, member, manager or shareholder, as applicable, which directly or indirectly controls the day to day operations and management of the Mortgagor and/or owns a controlling interest in the Mortgagor;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this section shall not apply (i) to liens securing the Indebtedness, (ii) to the lien of current taxes and assessments not in default, (iii) to any transfers of the Premises, or part thereof, or interest therein, or any beneficial interests, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees, devisees, executors, administrators, estate or personal representatives, or (iv) to leases permitted by the terms of the Loan Documents or Additional Loan Documents, if any.

(b)  In determining whether or not to make the Loan, the Lender evaluated the background and experience of the Mortgagor and its officers in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is the Lender’s security for the Note. The Mortgagor and its officers are well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. The Mortgagor recognizes that the Lender is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Mortgagor. The Mortgagor further recognizes that any secondary junior financing placed upon the Premises (i) may divert funds which would otherwise be used to pay the Note; (ii) could result in acceleration and foreclosure by any such junior encumbrancer which would force the Lender to take measures and incur expenses to protect its security; (iii) would detract from the value of the Premises should the Lender come into possession thereof with the intention of selling same; and (iv) would impair the Lender’s right to accept a deed in lieu of foreclosure, as a foreclosure by the Lender would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (a) protecting the Lender’s security, both of repayment and of value of the Premises; (b) giving the Lender the full benefit of its bargain and contract with the Mortgagor; (c) allowing the Lender to raise the interest rate and collect assumption fees; and (d) keeping the Premises free of subordinate financing liens, the Mortgagor agrees that if this section is deemed a restraint on alienation, that it is a reasonable one.

15.  Intentionally Omitted.

16.  Events of Default; Acceleration.

Each of the following shall constitute an “Event of Default” for purposes of this Mortgage:

(a)  The Mortgagor fails to pay within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof (i) any installment of principal or interest payable pursuant to the terms of the Note, or (ii) any other amount payable to Lender under the Note, this Mortgage, any of the other Loan Documents or any of the Additional Loan Documents;

(b)  The Mortgagor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by the Mortgagor under the Note, this Mortgage, any of the other Loan Documents or any of the Additional Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then the Mortgagor shall have a period (the “Cure Period”) of thirty (30) days after the Mortgagor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if the Mortgagor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

(c)  the existence of any inaccuracy or untruth in any material respect in any certification, representation or warranty contained in this Mortgage, any of the other Loan Documents or any of the Additional Loan Documents or of any statement or certification as to facts delivered to the Lender by the Mortgagor;

(d)  The Mortgagor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Mortgagor or of all or any substantial part of the property of the Mortgagor, the Premises or all or a substantial part of the assets of the Mortgagor are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within thirty (30) days;

(e)  the commencement of any involuntary petition in bankruptcy against the Mortgagor or the institution against the Mortgagor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Mortgagor which shall remain undismissed or undischarged for a period of sixty (60) days;

(f)  the dissolution, termination or merger of the Mortgagor;

(g)  the occurrence of a Prohibited Transfer;

(h)  the occurrence of an Event of Default under the Note, any of the other Loan Documents or any of the Additional Loan Documents; or

(i)  the occurrence of any default or event of default, after the expiration of any applicable periods of notice or cure, under any document or agreement evidencing or securing any other obligation or indebtedness of the Mortgagor to the Lender.

If an Event of Default occurs, the Lender may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to the Mortgagor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

17.  Foreclosure; Expense of Litigation.

(a)  When all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, the Lender shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided in this Mortgage, any of the other Loan Documents, or any of the Additional Loan Documents in accordance with the Illinois Mortgage Foreclosure Act (Chapter 735, Sections 5/15-1101 et seq., Illinois Compiled Statutes) (as may be amended from time to time, the “Act”). In the event of a foreclosure sale, the Lender is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as the Lender may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b)  In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of the Lender for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as the Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this section and such other expenses and fees as may be incurred in the enforcement of the Mortgagor’s obligations hereunder, the protection of said Premises and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Lender in any litigation or proceeding affecting this Mortgage, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by the Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

18.  Application of Proceeds of Foreclosure Sale.

The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with the Act and, unless otherwise specified therein, in such order as the Lender may determine in its sole and absolute discretion.

19.  Appointment of Receiver.

Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by the Lender, appoint a receiver for the Premises in accordance with the Act. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and the Lender hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when the Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

20.  Lender’s Right of Possession in Case of Default.

At any time after an Event of Default has occurred, the Mortgagor shall, upon demand of the Lender, surrender to the Lender possession of the Premises. The Lender, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude the Mortgagor and its employees, agents or servants therefrom, and the Lender may then hold, operate, manage and control the Premises, either personally or by its agents. The Lender shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, the Lender shall have full power to:

(a)  cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same;

(b)  elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

(c)  extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon the Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

(d)  make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as the Lender deems are necessary;

(e)  insure and reinsure the Premises and all risks incidental to the Lender’s possession, operation and management thereof; and

(f)  receive all of such avails, rents, issues and profits.

21.  Application of Income Received by Lender.

The Lender, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as the Lender may determine:

(a)  to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to the Lender and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b)  to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

(c)  to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

22.  Compliance with Illinois Mortgage Foreclosure Law.

(a)  If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act.

(b)  If any provision of this Mortgage shall grant to the Lender (including the Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of Section 19 of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in the Lender or in such receiver under the Act in the absence of said provision, the Lender and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law.

(c)  Without limiting the generality of the foregoing, all expenses incurred by the Lender which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in Sections 12, 17 or 29 of this Mortgage, shall be added to the Indebtedness and/or by the judgment of foreclosure.

23.  Rights Cumulative.

Each right, power and remedy herein conferred upon the Lender is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or any of the Additional Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of the Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

24.  Lender’s Right of Inspection.

The Lender and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times upon not less than twenty four (24) hours prior notice to the Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

25.  Release Upon Payment and Discharge of Mortgagor’s Obligations.

The Lender shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by the Lender in connection with the execution of such release.

26.  Notices.

Any notices, communications and waivers under this Mortgage shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:

To the Lender	Charter One Bank, N.A. 71 South Wacker Drive, Suite 2900 Chicago, Illinois 60606 Attention:___________________________

With a copy to:	Nisen & Elliott, LLC 200 West Adams Street, Suite 2500 Chicago, Illinois 60606 Attention: Thomas V. McCauley, Esq.

To the Mortgagor:	CTI Industries Corporation 22160 North Pepper Road Barrington, Illinois 60010 Attention:____________________________

With copy to:	_____________________________________ _____________________________________ _____________________________________ Attention:_____________________________

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

27.  Waiver of Rights.

The Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a)  The Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Illinois Compiled Statutes 735 ILCS 5/15-1601 or other applicable law or replacement statutes;

(b)  The Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to the Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(c)  If the Mortgagor is a trustee, the Mortgagor represents that the provisions of this section (including the waiver of reinstatement and redemption rights) were made at the express direction of the Mortgagor’s beneficiaries and the persons having the power of direction over the Mortgagor, and are made on behalf of the trust estate of the Mortgagor and all beneficiaries of the Mortgagor, as well as all other persons mentioned above.

28.  Contests.

Notwithstanding anything to the contrary herein contained, the Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (each, a “Contested Liens”), and no Contested Lien shall constitute an Event of Default hereunder, if, but only if:

(a)  The Mortgagor shall forthwith give notice of any Contested Lien to the Lender at the time the same shall be asserted;

(b)  The Mortgagor shall either pay under protest or deposit with the Lender the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as the Lender may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment the Mortgagor may furnish to the Lender a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to the Lender;

(c)  The Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit the Lender to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of the Lender’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand);

(d)  The Mortgagor shall pay each such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to the Mortgagor, or (ii) forthwith upon demand by the Lender if, in the opinion of the Lender, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if the Mortgagor shall fail so to do, the Lender may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Lender to obtain the release and discharge of such liens; and any amount expended by the Lender in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that the Lender may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

29.  Expenses Relating to Note and Mortgage.

(a)  The Mortgagor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Mortgage, any of the other Loan Documents, or any of the Additional Loan Documents, including without limitation, the Lender’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage, the other Loan Documents, and the Additional Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided the Mortgagor shall not be required to pay any income or franchise taxes of the Lender), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage. The Mortgagor recognizes that, during the term of this Mortgage, the Lender:

(i)  May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which the Lender shall be a party by reason of the Loan Documents or Additional Loan Documents or in which the Loan Documents, Additional Loan Documents or the Premises are involved directly or indirectly;

(ii)  May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii)  May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, the Lender’s taking possession of and managing the Premises, which event may or may not actually occur;

(iv)  May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

(v)  May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or

(vi)  May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys pertaining to the Lender’s approval of actions taken or proposed to be taken by the Mortgagor which approval is required by the terms of this Mortgage.

(b)  All expenses, charges, costs and fees described in this section shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by the Mortgagor forthwith upon demand.

30.  Intentionally Omitted.

31.  Statement of Indebtedness.

The Mortgagor, within seven days after being so requested by the Lender, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

32.  Further Instruments.

Upon request of the Lender, the Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage, of the other Loan Documents and of the Additional Loan Documents.

33.  Additional Indebtedness Secured.

All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note, any of the other Loan Documents, any of the Additional Loan Documents, or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by the Lender to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage.

34.  Indemnity.

The Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against the Lender in the exercise of the rights and powers granted to the Lender in this Mortgage, and the Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of the Lender. The Mortgagor shall indemnify and save the Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred by or asserted against the Lender at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which the Lender may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to the Lender in accordance with the terms of this Mortgage; provided, however, that the Mortgagor shall not be obligated to indemnify or hold the Lender harmless from and against any Claims directly arising from the gross negligence or willful misconduct of the Lender. All costs provided for herein and paid for by the Lender shall be so much additional Indebtedness and shall become immediately due and payable upon demand by the Lender and with interest thereon from the date incurred by the Lender until paid at the Default Rate.

35.  Subordination of Property Manager’s Lien.

Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that the Lender may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default hereunder. Such property management agreement or a short form thereof, at the Lender’s request, shall be recorded with the Recorder of Deeds of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, the Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with the Lender, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Mortgage.

36.  Compliance with Environmental Laws.

Concurrently herewith the Mortgagor has executed and delivered to the Lender that certain Environmental Indemnity Agreement dated as of the date hereof (the “Indemnity”) pursuant to which the Mortgagor has indemnified the Lender for environmental matters concerning the Premises, as more particularly described therein. The provisions of the Indemnity are hereby incorporated herein and this Mortgage shall secure the obligations of the Mortgagor thereunder.

37.  Intentionally Omitted.

38.  Revolving Loan.

This Mortgage is given in part to secure a revolving credit loan under the Additional Loan Documents and shall secure not only presently existing indebtedness thereunder, but also future advances, whether such advances are obligatory or to be made at the option of the Lender, or otherwise, as are made within twenty (20) years from the date hereof to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made at the time of execution of this Mortgage and although there may be no Indebtedness outstanding at the time any advance is made. The lien of this Mortgage shall be valid as to all Indebtedness including future advances, from the time of its filing for record in the recorder’s or registrar’s office of the county in which the real estate is located. This Mortgage secures, among other Indebtedness, a “revolving credit” arrangement within the meaning of 815 ILCS 205/4.1 and 205 ILCS 5/5d. The total amount of Indebtedness may increase or decrease from time to time, as provided in the Additional Loan Documents, and any disbursements which the Lender may make under this Mortgage, the Note or the Additional Loan Documents or any other document with respect hereto (e.g., for payment of taxes, insurance premiums or other advances to protect the Lender’s liens and security interests, as permitted hereby) shall be additional Indebtedness secured hereby. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

39.  Miscellaneous.

(a)  Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of the Lender, its successors and assigns and any holder or holders, from time to time, of the Note, or the notes included in the Additional Loan Documents.

(b)  Invalidity of Provisions; Governing Law. In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Mortgagor and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the laws of the State of Illinois.

(c)  Municipal Requirements. The Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and the Mortgagor hereby assigns to the Lender any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

(d)  Rights of Tenants. The Lender shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of the Lender. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by the Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(e)  Option of Lender to Subordinate. At the option of the Lender, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by the Lender of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

(f)  Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Lender a mortgagee-in-possession in the absence of the actual taking of possession of the Premises by the Lender pursuant to this Mortgage.

(g)  Relationship of Lender and Mortgagor. The Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of the Mortgagor or of any lessee, operator, concessionaire or licensee of the Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, the Lender shall not be deemed to be such partner, joint venturer, agent or associate on account of the Lender becoming a mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, any of the Additional Loan Documents, or otherwise. The relationship of the Mortgagor and the Lender hereunder is solely that of debtor/creditor.

(h)  Time of the Essence. Time is of the essence of the payment by the Mortgagor of all amounts due and owing to the Lender under the Note, the other Loan Documents and the Additional Loan Documents and the performance and observance by the Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage, the other Loan Documents and the Additional Loan Documents.

(i)  No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Premises, and if the Lender acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(j)  Maximum Indebtedness. Notwithstanding anything contained herein to the contrary, in no event shall the Indebtedness exceed an amount equal to $25,000,000; provided, however, in no event shall the Lender be obligated to advance funds in excess of the face amount of the Note, plus the amount set forth in the Additional Loan Documents.

(k)  CONSENT TO JURISDICTION. TO INDUCE THE LENDER TO ACCEPT THE NOTE, THE MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE NOTE AND THIS MORTGAGE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE MORTGAGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE MORTGAGOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(l)  WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE MORTGAGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS MORTGAGE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(m)  Complete Agreement. This Mortgage, the Note, the other Loan Documents and the Additional Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents and Additional Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both the Mortgagor and the Lender.

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing the day and year first above written.

CTI Industries Corporation, an Illinois corporation

By:	/s/ Howard W. Schwan
Name: Howard W. Schwan Title: President

STATE OF ILLINOIS COUNTY OF _________	) ) SS. )

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that _______________________________, the _____________________, of CTI Industries Corporation, an Illinois corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20__.

______________________________________
Notary Public

My Commission Expires:

______________________________________

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL ESTATE

[To Be Inserted]

PROPERTY ADDRESS OF REAL ESTATE:

22160 North Pepper Road
Barrington, Illinois 60010

PERMANENT TAX IDENTIFICATION NUMBER:

13-21-400-014

EXHIBIT “B”

PERMITTED EXCEPTIONS

1.	General real estate taxes for the year 2005 and each year thereafter not yet due and payable.

2.	Exception Nos. ___________, inclusive, contained on Schedule B of __________ Title Insurance Company Commitment No. ______________ dated ____________, 200__.

EXHIBIT “C”

INSURANCE REQUIREMENTS

GENERAL INFORMATION

1.	All insurance policies referred to herein shall be in form and substance acceptable to Charter One Bank, N.A. (“Charter One”).

2.
Charter One must receive evidence/certificates of insurance at least ten (10) business days prior to closing. Original policies must be provided to Charter One as soon as they are available from insurers. Certified copies should be available within sixty (60) to ninety (90) days.

3.
Proof of coverage must be on an ACORD 28 - EVIDENCE OF PROPERTY INSURANCE form. Liability insurance must be written on ACORD 25 or its equivalent. NOTE: Please remove any “endeavor to” and “but failure to mail such notice shall impose .… representatives” language as it relates to notices. Initials by an authorized representative should appear next to any deletions on the certificates.

4.
All property policies shall contain a standard mortgage clause in favor of Charter One and shall provide for a thirty (30) day written notice to Charter One of any material change or cancellation. Certificates with disclaimers will NOT be accepted.

5.	The Mortgagor must be the named insured.

6.	Property & Builders Risk certificates must show Charter One as First Mortgagee and Lender’s Loss Payee as follows:

Charter One Bank, N.A.
71 South Wacker Drive, Suite 2900
Chicago, Illinois 60606
Attention:_______________________

(Charter One may be shown as “Mortgagee and Lender’s Loss Payee As Their Interests May Appear” until the insurance agent receives release of interest from the prior lender. At that time, the insurance policies will need to be endorsed to show Charter One as First Mortgagee and Lender’s Loss Payee).

7.	The insured property must be identified as 22160 North Pepper Road, Barrington, Illinois 60010.

8.	All insurance companies must have a Policy Rating of “A” and a Financial Rating of “VIII” from AM Best’s Rating Guide.

9.	The insurance documentation must be signed by an authorized representative of the Insurer.

SPECIFIC REQUIREMENTS

1.
If the property policy is a blanket policy or limit, Charter One must receive a schedule of the amount allocated to the property/rents or the amounts allocated to the property must be indicated on the certificate.

2.
Coverage must be on an “all risk” (Special Perils), 100% replacement cost basis without deduction for foundations and footings, and WITHOUT co-insurance. The co-insurance must be waived or an Agreed Amount endorsement must be included and either “No Co-insurance” or “Agreed Amount” must be provided and indicated on the certificate.

3.	Ordinance or Law coverage providing for demolition and increased cost of construction, must be provided and indicated on the certificate.

4.	Other coverages such as earthquake, boiler and machinery (which includes the mechanics of the building, such as elevators), and flood will be required when these risks are present.

5.
Rent Loss or Business Income coverage shall be in an amount equal to 100% of the projected annual rents or revenue with a minimum period of indemnity of 12 months, or such greater period as Charter One may require. This coverage needs to be written on a Gross Rental Income, Gross Profits or Extended Period of Indemnity form, not on an actual loss sustained basis which may terminate as soon as the premises are tenantable or operational.

6.	Charter One must be named as an Additional Insured for all general liability coverage, with a minimum limit of $2,000,000 for any one occurrence.